Exhibit 10.39

OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT

This OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT (this “Agreement”) dated as of this 3rd day of November 2018, by and among APTORUM GROUP LIMITED, a Cayman Islands company (the “Company”), having an address at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong, Boustead Securities, LLC, serving as the representative of the underwriters (the “Representative”), having an address at 6 Venture, Suite 265, Irvine CA 92618, and FINTECH CLEARING, LLC (the “Deposit Account Agent”), a Delaware limited liability company and FINRA registered broker/dealer having an office at 6 Venture, Suite 265, Irvine, CA 92618. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Prospectus, contained in a registration statement on Form F-1 filed by the Company with the Securities and Exchange Commission, including all attachments, schedules and exhibits thereto, as amended from time to time (the “Prospectus”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Prospectus, the Company desires to sell (the “Offering”) a minimum of $10,000,000 (the “Minimum Amount”) and a maximum of $30,000,000 (the “Maximum Amount”) of its Class A ordinary shares (the “Shares”). Each Share is being sold at a price of $14.50 - $16.50 per Share, with a minimum investment of 100 Shares (which minimum investment may be waived by Company); and

WHEREAS, unless the Minimum Amount is sold by 180 days from the effective date (the “Effective Date”) of the Prospectus (and for a period of up to 45 additional days if extended by agreement of the Company and the Underwriter) (the “Termination Date”), unless extended by an Extension Notice (defined below in Section 2(b), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering. If the Minimum Amount is met, the Offering may continue, and one or more closings may be conducted on or prior to the Termination Date (including any extension thereof); and

WHEREAS, the Company and Representative desire to establish a Deposit Account with the Deposit Account Agent into which the Company and Representative shall instruct all the subscribers (the “Investors”) to arrange wire transfers for the payment of money made payable to the order of “Fintech Clearing as Agent for the Investors in APTORUM GROUP LIMITED,” and Deposit Account Agent is willing to accept the wire transfers for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, as issuer, and Representative, as an introducing broker-dealer, represent and warrant to the Deposit Account Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Company and Representative represent and warrant to the Deposit Account Agent that they have not stated to any individual or entity that the Deposit Account Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and Representative warrant to the Deposit Account Agent that a copy of each document that has been delivered to Investors and third parties that include Deposit Account Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds.

(a)  Representative and the Company shall instruct Investors to make wire transfer to Fintech Clearing, 6 Venture, Suite 265, Irvine, CA 92618, ABA No. 122242869 for credit to Fintech Clearing as Agent for the Investors in APTORUM GROUP LIMITED, Account No. _____________, in each case, with the name and address of the individual or entity making payment. In the event any Investor’s address is not provided to Deposit Account Agent by the Investor, then Representative and/or the Company agree to promptly provide Deposit Account Agent with such information in writing. The wire transfers shall be deposited into a non interest-bearing account at Pacific Mercantile Bank entitled “Fintech Clearing as Agent for the Investors in APTORUM GROUP LIMITED” (the “Deposit Account”).

(b) The collected funds deposited into the Deposit Account are referred to as the “Escrow Funds.”

(c) No payments may be made by check in connection with Escrow Funds and the Deposit Account Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Deposit Account. Any check received by the Deposit Account Agent shall be to returned to the Investor and the Deposit Account Agent shall advise the Company and Representative promptly.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Deposit Account Agent in accordance with the following:

(a) In the event that the Company and Representative advise the Deposit Account Agent in writing that the Offering has been terminated (the “Termination Notice”), the Deposit Account Agent shall promptly return the funds paid by each Investor to said Investor without interest or offset.

(b) If prior to 3:00 P.M. Eastern time on the Termination Date, the Deposit Account Agent receives written notice, in the form of Exhibit A, attached hereto and made a part hereof, and signed by the Company and Representative, stating that the Termination Date has been extended for an additional 45 days (the “Extension Notice”), then the Termination Date shall be so extended.

(c)  Reserved.

(d) Provided that the Deposit Account Agent does not receive the Termination Notice in accordance with Section 2(a) and there is the Minimum Amount deposited into the Deposit Account on or prior to later of the Termination Date or the date stated in the Extension Notice, if any, received by the Deposit Account Agent in accordance with Section 2(b) above, the Deposit Account Agent shall, upon receipt of written instructions, in the form of Exhibit B, attached hereto and made a part hereof, or in a form and substance satisfactory to the Deposit Account Agent, received from the Company and Representative, pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions. Such instructions must be received by the Deposit Account Agent no later than 3:00 PM Eastern Time on a Banking Day for the Deposit Account Agent to process such instructions that Banking Day.

(e) If by 3:00 P.M. Eastern time on the later of the Termination Date or the date stated in the Extension Notice, if any, that the Deposit Account Agent has received in accordance with Section 2(b) above, the Deposit Account Agent has not received written instructions from the Company and Representative regarding the disbursement of the Escrow Funds or the total amount of the Escrow Funds is less than the Minimum Amount, then the Deposit Account Agent shall promptly return the Escrow Funds to the Investors without interest or offset. The Escrow Funds returned to each Investor shall be free and clear of any and all claims of the Deposit Account Agent.

(f) The Deposit Account Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(g) If the Termination Date (including any extension thereof) or any date that is a deadline under this Agreement for giving the Deposit Account Agent notice or instructions or for the Deposit Account Agent to take action is not a Banking Day, then such date shall be the Banking Day that immediately preceding that date. A “Banking Day” is any day other than a Saturday, Sunday or a day that a New York State chartered bank is not legally obligated to be opened.

3. Acceptance by Deposit Account Agent. The Deposit Account Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Deposit Account Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Representative or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Deposit Account Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Representative are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Representative may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Deposit Account Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b) The Deposit Account Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Deposit Account Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) Representative and the Company agree to indemnify and hold the Deposit Account Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Deposit Account Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Deposit Account Agent’s gross negligence or willful misconduct.

(d) In the event that the Deposit Account Agent shall be uncertain as to its duties or rights hereunder, the Deposit Account Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e) The Deposit Account Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Deposit Account Agent’s obligations hereunder, and the Deposit Account Agent shall not be required to make a request that any monies be delivered to the Deposit Account, it being agreed that the sole duties and responsibilities of the Deposit Account Agent shall be to the extent not prohibited by applicable law (i) to accept wire transfers delivered to the Deposit Account Agent for the Deposit Account and deposit said wire transfers into the non-interest bearing Deposit Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above.

4. Deposit Account Statements and Information. The Deposit Account Agent agrees to send to the Company and/or the Representative a copy of the Deposit Account periodic statement, upon request in accordance with the Deposit Account Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or Representative, or their designee, upon request other deposit account information, including Deposit Account balances, by telephone or by computer communication, to the extent practicable. The Company and Representative agree to complete and sign all forms or agreements required by the Deposit Account Agent for that purpose. The Company and Representative each consent to the Deposit Account Agent’s release of such Deposit Account information to any of the individuals designated by Company or Representative, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II.  Further, the Company and Representative have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Deposit Account Agent, the Company and Representative agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and Representative each consents to the Deposit Account Agent’s release of wire transfer information to the designated e-mail address(es). The Deposit Account Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Deposit Account Agent. The Deposit Account Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Representative and the Company. Upon providing such notice, the Deposit Account Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period. In such event, the Deposit Account Agent shall not take any action, other than receiving and depositing Investors wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Representative and the Company, the Deposit Account Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Deposit Account Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this Section, the Deposit Account Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Termination. Except as otherwise specifically provided herein, this Agreement shall terminate on the later of the final closing date of the Offering or the Termination Date, as applicable (except with respect to provisions hereof which are specially intended to survive such termination). The Company and Representative may terminate the appointment of the Deposit Account Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Representative shall, within 30 days of such notice, appoint a successor Deposit Account Agent and the Deposit Account Agent shall, upon receipt of written instructions signed by the Company and Representative, turn over to such successor Deposit Account Agent all of the Escrow Funds; provided, however, that if the Company and Representative fail to appoint a successor Deposit Account Agent within such 30-day period, such termination notice shall be null and void and the Deposit Account Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor Deposit Account Agent shall become the Deposit Account Agent hereunder and shall be bound by all of the provisions hereof and Deposit Account Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7. Investment. All funds received by the Deposit Account Agent shall be held only in non-interest bearing bank accounts at Pacific Mercantile Bank.

8. Compensation. Deposit Account Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,500.00, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Deposit Account Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Deposit Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Deposit Account Agent shall affect the right of Deposit Account Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Deposit Account Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Deposit Account Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Representative:

Boustead Securities, LLC

6 Venture, Suite 265,

Irvine CA 92618

Attention: Keith Moore, CEO

Email: keith@boustead1828.com

Fax: +1 815 301 8099

With a copy to:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Email: EChen@PRYORCASHMAN.com

If to the Company:

Aptorum Group Limited

17th Floor, Guangdong Investment Tower

148 Connaught Road Central

Hong Kong

Telephone: +852 2117 6611

Attention: Darren Lui (President) & Sabrina Khan (CFO)

Email:     darren.lui@aptorumgroup.com

sabrina.khan@aptorumgroup.com

With a copy to:

Louis Taubman, Esq.

Arila Er Zhou, Esq.

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Email: ltaubman@htflawyers.com

If to Deposit Account Agent:

Fintech Clearing, LLC

6 Venture, Suite 265,

Irvine, CA 92618

Attention: Brian Park, President

Email: brian@fintechclearing.com

Fax: (310) 504-3704

10. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11. Form of Signature. The parties hereto agree to accept a facsimile or email transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile or email signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax or email, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

12. No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Aptorum Group Limited		Boustead Securities, LLC

By:	/s/ Ian Huen	By:	/s/ Keith Moore
Name:	Ian Huen	Name:	Keith Moore
Title:	CEO	Title:	CEO

FINTECH CLEARING, LLC

By:	/s/ Brian Park
Name:	Brian Park
Title:	President

Schedule I

OFFERING DOCUMENTS

As attached.

Schedule II

The Deposit Account Agent is authorized to accept instructions signed or believed by the Deposit Account Agent to be signed by any one of the following on behalf of the Company and Representative.

Aptorum Group Limited

Name	True Signature

Boustead Securities, LLC

Name	True Signature

Exhibit A

EXTENSION NOTICE

Date:

Fintech Clearing, LLC

[address of financial center]

______________

Attention: [name & title of Group Director]

Dear _________:

In accordance with the terms of Section 2(b) of an Offering Deposit Account Agency Agreement dated ___ _______, by and among [insert Company’s full legal name] (the “Company”), [insert Representative’s full legal name] (“Representative”), and Fintech Clearing, LLC (the “Deposit Account Agent”), the Company and Representative hereby notifies the Deposit Account Agent that the Termination Date has been extended to __________ __, 20__.

Very truly yours,

[insert Company’s full legal name]

By:
Name:
Title:

[insert Representative’s full legal name]

By:
Name:
Title:

Exhibit B

FORM OF ESCROW RELEASE NOTICE

Date:

Fintech Clearing, LLC

[address of financial center]

______________

Attention: [name & title of Group Director]

Dear _________:

In accordance with the terms of Section 2(d) of an Offering Deposit Account Agency Agreement dated as of ________ __, 20__ (the “Deposit Account Agreement”), by and between ____________ (the “Company”), Fintech Clearing, LLC (the “Deposit Account Agent”) and __________. (“Representative”), the Company and Representative hereby notify the Deposit Account Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

________________________: $

________________________: $

________________________: $

Very truly yours,

[insert Company’s full legal name]

By:
Name:
Title:

[insert Representative’s full legal name]

By:
Name:
Title: